Exhibit 10.19

Pluristem Therapeutics Inc.

2019 Equity Compensation Plan

RESTRICTED STOCK AGREEMENT

This Restricted Stock Agreement and the associated grant award information provided in written form or available in electronic form from the recordkeeper (in either case, “Exhibit A”) for the Pluristem Therapeutics Inc. 2019 Equity Compensation Plan, as amended and in effect from time to time (the “Plan”), is made as of the date shown as the “Date of Grant” in Exhibit A by and between Pluristem Therapeutics Inc. (the “Company”), and the individual identified by Name in Exhibit A (the “Participant”). This instrument and Exhibit A are collectively referred to as the “Agreement.”

WITNESSETH THAT:

WHEREAS, on March 28, 2019 the Company duly adopted the Plan and on June 13, 2019 the Company’s stockholders approved the adoption of the Plan, a copy of which is incorporated herein and is attached hereto as Exhibit B; and

WHEREAS, pursuant to the Plan, the Company has decided to grant Restricted Stock to the Participant, and the Participant has agreed to accept such grant, subject to all the terms and conditions as set forth in the Plan and as provided herein;

NOW, THEREFORE, it is agreed as follows.

1.	Preamble and Definitions

	1.1.	The preamble to this Agreement constitutes an integral part of this Agreement, as do the terms of the Plan.

	1.2.	Unless otherwise defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Plan.

2.	Grant of Restricted Stock

	2.1.	The Company hereby grants to the Participant the “Number of Shares of Restricted Stock Granted,” as set forth in Exhibit A, subject to the terms and the conditions as set forth in the Plan and as provided herein.

	2.2.	The Participant shall pay to the Company the “Purchase Price,” as set forth in Exhibit A, if any.

	2.3.	The Participant is aware that the Company intends in the future to issue additional shares of Common Stock and to grant additional options to various entities and individuals, as the Company in its sole discretion shall determine.

3.	Vesting Period

Subject to the provisions of the Plan, Restricted Stock shall vest according to the “Vesting Dates,” as set forth in Exhibit A, provided that the Participant is an Employee of or providing services to the Company and/or its Affiliates on the applicable Vesting Date. Where there is a discrepancy between the terms of Exhibit A and the terms of the Plan, Exhibit A shall govern.

4.	Adjustments

Notwithstanding anything to the contrary in Section 8.1(o) of the Plan and in addition thereto, if in any transaction described in Section 8.1(o)(ii) or (iii) of the Plan (a “Transaction”) the successor company (or parent or subsidiary of the successor company) does not agree to assume or substitute for the Restricted Stock, the Vesting Dates, unless reasonably determined otherwise by the Board, shall be accelerated so that any unvested Restricted Stock shall be immediately vested in full as of the date that is ten (10) days prior to the effective date of the Transaction, and the Committee shall notify the Participant of such vesting.

If the successor company (or parent or subsidiary of the successor company) agrees to assume or substitute for the Restricted Stock and Participant’s employment or service relationship with the successor company is terminated by the successor company without “Cause” within one (1) year of the closing of such Transaction, the Vesting Dates shall be accelerated so that any unvested portion of the substituted Restricted Stock shall be immediately vested in full as of the date of such termination without Cause.

5.	Restrictions on Transfer of Restricted Stock

	5.1.	The transfer of Restricted Stock shall be subject to the limitations set forth in the Plan and the Participant hereby agrees to sign any and all documents required by any applicable law and/or by the Company’s Articles of Association or Bylaws and any shareholders’ agreement to which the holders of Common Stock of the Company are bound.

	5.2.	With respect to any Approved 102 Awards, subject to the provisions of Section 102 of the Israeli Income Tax Ordinance 1961 (the “Ordinance”) and any rules or regulation or orders or procedures promulgated thereunder, a Participant shall not sell or release from trust any Restricted Stock, until the lapse of the Holding Period required under Section 102 of the Ordinance (“Section 102”). Notwithstanding the above, if any such sale or release occurs during the Holding Period, the sanctions under Section 102 and under any rules or regulation or orders or procedures promulgated thereunder shall apply to and shall be borne by such Participant.

	5.3.	With respect to Unapproved 102 Awards, if the Participant ceases to be employed by the Company or any Affiliate, the Participant shall extend to the Company and/or its Affiliate a security or guarantee for the payment of tax due at the time of sale of Common Stock, all in accordance with the provisions of Section 102 and the rules, regulation or orders promulgated thereunder.

	5.4.	The Participant shall not dispose of any Common Stock in transactions that violate, in the opinion of the Company, any applicable laws, rules and regulations.

	5.5.	The Participant agrees that the Company shall have the authority to endorse upon the certificate or certificates representing the Common Stock such legends referring to the foregoing restrictions, and any other applicable restrictions as it may deem appropriate (which do not violate the Participant’s rights according to this Restricted Stock Agreement).

6.	Taxes; Indemnification

	6.1.	Any tax consequences arising from this grant, from the payment for Restricted Stock or from any other event or act (of the Company and/or its Affiliates, the Trustee or the Participant), hereunder, shall be borne solely by the Participant. The Company and/or its Affiliates and/or the Trustee shall withhold taxes according to the requirements under the applicable laws, rules and regulations, including withholding taxes at source. Furthermore, the Participant hereby agrees to indemnify the Company and/or its Affiliates and/or the Trustee and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Participant.

	6.2.	The Participant will not be entitled to receive from the Company and/or the Trustee any Restricted Stock prior to the full payments of the Participant’s tax liabilities arising from Restricted Stock which were granted to him/her. For the avoidance of doubt, neither the Company nor the Trustee shall be required to release any share certificate to the Participant until all payments required to be made by the Participant have been fully satisfied.

6.3.	The receipt of the Restricted Stock may result in tax consequences. THE PARTICIPANT IS ADVISED TO CONSULT A TAX ADVISER WITH RESPECT TO THE TAX CONSEQUENCES OF RECEIVING THIS AWARD OR DISPOSING OF THE COMMON STOCK.

6.4.	With respect to Approved 102 Restricted Stock, the Participant hereby acknowledges that he/she is familiar with the provisions of Section 102 and the regulations and rules promulgated thereunder, including without limitations the type of the Award granted hereunder and the tax implications applicable to such grant. The Participant accepts the provisions of the trust agreement signed between the Company and the Trustee, attached as Exhibit C hereto, and agrees to be bound by its terms.

7.	Miscellaneous

	7.1.	Confidentiality. The Participant shall regard the information in this Restricted Stock Agreement and its exhibits attached hereto as confidential information and the Participant shall not reveal its contents to anyone except when required by law or for the purpose of obtaining legal or tax advice.

	7.2.	Continuation of Employment or Service. Neither the Plan nor this Restricted Stock Agreement shall impose any obligation on the Company or an Affiliate to continue the Participant’s employment or service and nothing in the Plan or in this Restricted Stock Agreement shall confer upon the Participant any right to continue in the employ or service of the Company and/or an Affiliate or restrict the right of the Company or an Affiliate to terminate such employment or service at any time.

	7.3.	Entire Agreement. Subject to the provisions of the Plan, to which this Restricted Stock Agreement is subject, this Restricted Stock Agreement, together with the exhibits hereto, constitute the entire agreement between the Participant and the Company with respect to Restricted Stock granted hereunder, and supersedes all prior agreements, understandings and arrangements, oral or written, between the Participant and the Company with respect to the subject matter hereof.

	7.4.	Failure to Enforce – Not a Waiver. The failure of any party to enforce at any time any provisions of this Restricted Stock Agreement or the Plan shall in no way be construed to be a waiver of such provision or of any other provision hereof.

	7.5.	Provisions of the Plan. The Restricted Stock provided for herein are granted pursuant to the Plan and said Restricted Stock and this Restricted Stock Agreement are in all respects governed by the Plan and subject to all of the terms and conditions of the Plan. Any interpretation of this Restricted Stock Agreement will be made in accordance with the Plan but in the event there is any contradiction between the provisions of this Restricted Stock Agreement and the Plan, the provisions of the Restricted Stock Agreement will prevail.

	7.6.	Binding Effect. The Plan and this Restricted Stock Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereof.

	7.7.	Notices. All notices or other communications given or made hereunder shall be in writing and shall be delivered or mailed by registered mail or delivered by email or facsimile with written confirmation of receipt to the Participant and/or to the Company at the addresses shown on the letterhead above, or at such other place as the Company may designate by written notice to the Participant. The Participant is responsible for notifying the Company in writing of any change in the Participant’s address, and the Company shall be deemed to have complied with any obligation to provide the Participant with notice by sending such notice to the address indicated herein.

Attachments –

Exhibit A: Terms of the Restricted Stock Award

Exhibit B: 2019 Equity Compensation Plan

Exhibit C: Trust Agreement between the Company and the Trustee

EXHIBIT A

TERMS OF THE RESTRICTED STOCK AWARD

Name:
Date of Grant:
Designation:
Number of Shares of Restricted Stock Granted:
Purchase Price:
Vesting Dates:
Restriction Period:	Unvested Restricted Stock will not be eligible for dividends and will not have any voting rights.

AWARD BY THE COMPANY

The Company hereby makes this Restricted Stock Award, subject to all of the terms and conditions thereof.

PLURISTEM THERAPEUTICS INC.

By:
Its:

ACCEPTANCE BY PARTICIPANT

I, the undersigned, hereby acknowledge receipt of a copy of the Plan and accept this Restricted Stock Award subject to all of the terms and conditions thereof. I have reviewed the Plan and this Agreement in its entirety, have had an opportunity to obtain the advice of counsel prior to executing this Agreement, and fully understand all provisions of this Agreement. I agree to notify the Company upon any change in the residence address indicated above.

Participant

4